Exhibit 99.1

Volta Provides Update on Business Realignment

Continued strategic focus will result in 43% reduction in cash SG&A, improved efficiency, and greater market alignment

New York, NY (October 21, 2022) — Volta Inc. (NYSE: VLTA) announced the next step in its organizational realignment today. In addition to the efforts previously announced, Volta is instituting a furlough program designed to reduce costs further and focus the Company's resources on key strategic priorities. Volta has decreased 54% of U.S. full-time employees through this and other workforce reductions that began in Q2 2022. Inclusive of these latest efforts, this continued strategic focus will result in a 43% reduction in cash SG&A.

Volta continues to streamline the organization and prioritize resources toward revenue-driving initiatives, including accelerating its successful digital advertising business and expanding its role as an electric vehicle (EV) charging partner for commercial properties and government agencies.

●	Volta continues to attract new advertising clients and larger digital media budgets through direct and programmatic sales channels by delivering measurable sales outcomes for its ad partners.
●	Volta is focused on strategic initiatives to drive public-private partnerships that align with the $7.5 billion of funding the Federal government has allocated toward public EV charging infrastructure buildout under the Bipartisan Infrastructure Law.
●	Volta is taking steps to scale its business, by outsourcing certain operations to select U.S.-based contractors and suppliers at the local level. This allows Volta to more efficiently and economically serve the increasing needs of its customers and community partners as EV adoption and the need for convenient and safe public charging infrastructure continues to grow.

"Volta's management team is positioning the business to capture this dynamic market opportunity while simultaneously reducing costs and growing revenue," said Vince Cubbage, Interim Chief Executive Officer of Volta. "There is tremendous momentum across the Company as demonstrated by Volta's client engagement at Advertising Week in New York this week, our recent campaign with Coca-Cola that just won an AdExchanger Award for best commerce media technology, our work with the State of Michigan and DTE Energy, our collaboration with the City of Hoboken, and more. The opportunity ahead is enormous, and we will continue to focus the team on cost efficiency and revenue-driving initiatives."

About Volta

Volta Inc. (NYSE: VLTA) is an industry-leading electric vehicle ("EV") charging and media company. Volta's unique network of charging stations powers vehicles and drives business growth while accelerating a clean energy future. Volta delivers value to site partners, brands, and consumers by installing charging stations that feature large-format digital advertising screens located steps away from the entrances of popular commercial locations. Retailers can attract and influence foot traffic, advertisers can precisely target audiences, and EV drivers can charge their vehicles seamlessly as they go about their daily routines. Volta's extensive network leverages its proprietary PredictEV® platform, which uses sophisticated behavioral science and machine learning technology to help commercial property owners, cities, and electric utilities plan EV infrastructure intelligently, efficiently, and equitably.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of federal securities laws, including statements regarding our electric vehicle charging and media network. These forward-looking statements generally are identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “may,” “opportunity,” “plan,” “potential,” “project,” “should,” “strategy,” “will,” “would,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the factors, risks and uncertainties included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the "SEC"), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at www.voltacharging.com. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact: Jette Speights
jette@voltacharging.com